Exhibit 4.1

ALX 11876

TRANSFER RESTRICTED	SEE REVERSE SIDE

THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF NEW YORK, NY AND CHARLOTTE, NC

INCORPORATED UNDER THE LAWS	COMMON STOCK
OF THE STATE OF DELAWARE	PAR VALUE $1.00

CUSIP 014752 10 9

SEE REVERSE FOR CERTAIN DEFINITIONS

ALEXANDER’S, INC.

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Alexander’s, Inc.,

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

COUNTERSIGNED AND
REGISTERED AMERICAN STOCK
TRANSFER TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

Authorized Officer	Authorized Officer

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

ALEXANDER’S, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF, AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

The shares of Common Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of maintaining the Corporation’s eligibility to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own or Constructively Own shares of Common Stock in excess of the applicable Ownership Limit or Constructive Ownership Limit, respectively, with respect to the outstanding Common Equity Stock of the Corporation (unless such Person is an Existing Holder or an Existing Constructive Holder, respectively, of such Shares). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Corporation. If the restrictions on ownership and transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation. In addition, the shares of Common Stock represented by this certificate are subject to the restrictions on transferability that are set forth in section 7 of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation. All capitalized terms used in this legend have the meanings set forth in the Corporation’s Amended and Restated Certificate of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —as tenants in common                                                                UNIF GIFT MIN ACT __________ Custodian __________

TEN ENT —as tenants by the entireties                                                                                                       (Cust)                           (Minor)

JT TEN —as joint tenants with right of                                                                                           under Uniform Gifts to Minors Act
survivorship and not as tenants in common                                                                                     __________________________________

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.